EX-33.6
WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

Certification Regarding Compliance with Applicable Servicing Criteria

1. Washington Mutual Mortgage Securities Corp. (the "Asserting Party") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB (12 CFR part 229.1122(d)), as of and for the 12-month period ending December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this Certification are those securitizations of pools of mortgage loans that were completed on or after January 1, 2006 and prior to January 1, 2008 for which the Asserting Party performed servicing functions set forth in Item 1122(d) and that included one or more classes of publicly offered securities registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Platform");

2. The Asserting Party has engaged certain vendors which are not deemed to be servicers as defined in Item 1101(j) of Regulation AB (the "Vendors") to perform specific, limited or scripted activities, and the Asserting Party elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto;

3. Except as set forth in paragraph 4 below, the Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB (12 CFR part 229.1122(d)) to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to the Asserting Party based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. The Asserting Party has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix B hereto;

6. The Asserting Party has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2007and for the Reporting Period with respect to the Platform taken as a whole;

7. The Asserting Party has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole; and


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8. Deloitte & Touche LLP, a registered public accounting firm, has issued an attestation report on the Asserting Party's assessment of compliance with the applicable servicing criteria for the Reporting Period.


Dated as of: February 13, 2008

WASHINGTON MUTUAL MORTGAGE
SECURITIES CORP.


By: /s/ Barbara Campbell
Name: Barbara Campbell
Title: First Vice President


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APPENDIX A


                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                SERVICING CRITERIA                                     SERVICING CRITERIA                CRITERIA
                                                                                Performed           Performed by
                                                                                by                  subservicer(s)   NOT
                                                                                Vendor(s)           or vendor(s)     performed by
                                                                                for which           for which the    the Asserting
                                                                  Performed     the                 Asserting        Party or by
                                                                  Directly      Asserting           Party is NOT     subservicer(s)
                                                                  by            Party is the        the              or vendor(s)
                                                                  the Asserting Responsible         Responsible      retained by the
Reference                            Criteria                     Party         Party               Party            Asserting Party

                General Servicing Considerations

1122(d)(1)(i)   Policies and procedures are instituted to              X
                monitor any performance or other triggers and
                events of default in accordance with the
                transaction agreements.

1122(d)(1)(ii)  If any material servicing activities are               X
                outsourced to third parties, policies and
                procedures are instituted to monitor the
                third party's performance and compliance with
                such servicing activities.

1122(d)(1)(iii) Any requirements in the transaction                                                                  X^1
                agreements to maintain a back-up servicer for
                the pool assets are maintained.

1122(d)(1)(iv)  A fidelity bond and errors and omissions
                policy is in effect on the party                       X
                participating in the servicing function
                throughout the reporting period in the amount
                of coverage required by and otherwise in
                accordance with the terms of the transaction
                agreements.


                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                SERVICING CRITERIA                                     SERVICING CRITERIA                CRITERIA
                                                                                Performed           Performed by
                                                                                by                  subservicer(s)   NOT
                                                                                Vendor(s)           or vendor(s)     performed by
                                                                                for which           for which the    the Asserting
                                                                  Performed     the                 Asserting        Party or by
                                                                  Directly      Asserting           Party is NOT     subservicer(s)
                                                                  by            Party is the        the              or vendor(s)
                                                                  the Asserting Responsible         Responsible      retained by the
Reference       Criteria                                          Party         Party               Party            Asserting Party

                Cash Collection and Administration

1122(d)(2)(i)   Payments on pool assets are deposited into                                                           X
                the appropriate custodial bank accounts and
                related bank clearing accounts no more than
                two business days following receipt, or such
                other number of days specified in the
                transaction agreements.

1122(d)(2)(ii)  Disbursements made via wire transfer on                X
                behalf of an obligor or to an investor are
                made only by authorized personnel.

1122(d)(2)(iii) Advances of funds or guarantees regarding                                                            X
                collections, cash flows or distributions, and
                any interest or other fees charged for such
                advances, are made, reviewed and approved as
                specified in the transaction agreements.

1122(d)(2)(iv)  The related accounts for the transaction,                                                            X
                such as cash reserve accounts or accounts
                established as a form of
                overcollateralization, are separately
                maintained (e.g., with respect to commingling
                of 1122(d)(2)(iv) cash) as set forth in the
                transaction agreements.

1122(d)(2)(v)   Each custodial account is maintained at a              X
                federally insured depository institution as
                set forth in the transaction agreements. For
                purposes of this criterion, "federally
                insured depository institution" with respect
                to a foreign financial institution means a
                foreign financial institution that meets the
                requirements of Rule 13k-1(b)(1) of the
                Securities Exchange Act.

1122(d)(2)(vi)  Unissued checks are safeguarded so as to                                                             X
                prevent unauthorized access.

1122(d)(2)(vii) Reconciliations are prepared on a monthly              X
                basis for all asset-backed securities related
                bank accounts, including custodial accounts
                and related bank clearing accounts. These
                reconciliations are (A) mathematically
                accurate; (B) prepared within 30 calendar
                days after the bank statement cutoff date, or
                such other number of days specified in the
                transaction agreements; (C) reviewed and
                approved by someone other than the person who
                prepared the reconciliation; and (D) contain
                explanations for reconciling items. These
                reconciling items are resolved within 90
                calendar days of their original
                identification, or such other number of days
                specified in the transaction agreements.


                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                SERVICING CRITERIA                                     SERVICING CRITERIA                CRITERIA
                                                                                Performed           Performed by
                                                                                by                  subservicer(s)   NOT
                                                                                Vendor(s)           or vendor(s)     performed by
                                                                                for which           for which the    the Asserting
                                                                  Performed     the                 Asserting        Party or by
                                                                  Directly      Asserting           Party is NOT     subservicer(s)
                                                                  by            Party is the        the              or vendor(s)
                                                                  the Asserting Responsible         Responsible      retained by the
Reference       Criteria                                          Party         Party               Party            Asserting Party

                Investor Remittances and Reporting

1122(d)(3)(i)   Reports to investors, including those to be        X^2                                               X^3
                filed with the Commission, are maintained in
                accordance with the transaction agreements
                and applicable Commission requirements.
                Specifically, such reports (A) are prepared
                in accordance with timeframes and other terms
                set forth in the transaction agreements; (B)
                provide information calculated in accordance
                with the terms specified in the transaction
                agreements; (C) are filed with the Commission
                as required by its rules and regulations; and
                (D) agree with investors' or the trustee's
                records as to the total unpaid principal
                balance and number of pool assets serviced
                by the Servicer.

1122(d)(3)(ii)  Amounts due to investors are allocated and         X
                remitted in accordance with timeframes,
                distribution priority and other terms set
                forth in the transaction agreements.

1122(d)(3)(iii) Disbursements made to an investor are posted       X
                within two business days to the Servicer's
                investor records, or such other number of
                days specified in the transaction agreements.

1122(d)(3)(iv)  Amounts remitted to investors per the              X
                investor reports agree with cancelled checks,
                or other form of payment, or custodial bank
                statements.


                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                SERVICING CRITERIA                                     SERVICING CRITERIA                CRITERIA
                                                                                Performed           Performed by
                                                                                by                  subservicer(s)   NOT
                                                                                Vendor(s)           or vendor(s)     performed by
                                                                                for which           for which the    the Asserting
                                                                  Performed     the                 Asserting        Party or by
                                                                  Directly      Asserting           Party is NOT     subservicer(s)
                                                                  by            Party is the        the              or vendor(s)
                                                                  the Asserting Responsible         Responsible      retained by the
Reference       Criteria                                          Party         Party               Party            Asserting Party

                Pool Asset Administration

1122(d)(4)(i)   Collateral or security on pool assets is                                                             X
                maintained as required by the transaction
                agreements or related mortgage loan
                documents.

1122(d)(4)(ii)  pool asset and related documents are                                                                 X
                safeguarded as required by the transaction
                agreements

1122(d)(4)(iii) Any additions, removals or substitutions to the                                                      X
                asset pool are made, reviewed and approved in
                accordance with any conditions or requirements
                in the transaction agreements.

1122(d)(4)(iv)  Payments on pool assets, including any                                                               X
                payoffs, made in accordance with the related
                pool asset documents are posted to the
                Servicer's obligor records maintained no more
                than two business days after receipt, or such
                other number of days specified in the
                transaction agreements, and allocated to
                principal, interest or other items (e.g.,
                escrow) in accordance with the related pool
                asset documents.

1122(d)(4)(v)   The Servicer's records regarding the pool              X        X^4
                assets agree with the Servicer's records
                with respect to an obligor's unpaid principal
                balance.

1122(d)(4)(vi)  Changes with respect to the terms or status            X
                of an obligor's pool assets (e.g., loan
                modifications or re-agings) are made,
                reviewed and approved by authorized personnel
                in accordance with the transaction agreements
                and related pool asset documents.

1122(d)(4)(vii) Loss mitigation or recovery actions (e.g.,             X
                forbearance plans, modifications and deeds in
                lieu of foreclosure, foreclosures and
                repossessions, as applicable) are initiated,
                conducted and concluded in accordance with
                the timeframes or other requirements
                established by the transaction agreements.

1122(d)(4)(viii)Records documenting collection efforts are                                                           X
                maintained during the period a pool asset
                is delinquent in accordance with the
                transaction agreements. Such records are
                maintained on at least a monthly basis, or
                such other period specified in the
                transaction agreements, and describe the
                entity's activities in monitoring delinquent
                pool assets including, for example, phone
                calls, letters and payment rescheduling plans
                in cases where delinquency is deemed
                temporary (e.g., illness or unemployment).

1122(d)(4)(ix)  Adjustments to interest rates or rates of                                                            X
                return for pool assets with variable rates
                are computed based on the related pool
                asset documents.

1122(d)(4)(x)   Regarding any funds held in trust for an                                                             X
                obligor (such as escrow accounts): (A) such
                funds are analyzed, in accordance with the
                obligor's pool asset documents, on at least
                an annual basis, or such other period
                specified in the transaction agreements; (B)
                interest on such funds is paid, or credited,
                to obligors in accordance with applicable
                pool asset documents and state laws; and
                (C) such funds are returned to the obligor
                within 30 calendar days of full repayment of
                the related pool assets, or such other
                number of days specified in the transaction
                agreements.

1122(d)(4)(xi)  Payments made on behalf of an obligor (such                                                          X
                as tax or insurance payments) are made on or
                before the related penalty or expiration
                dates, as indicated on the appropriate bills
                or notices for such payments, provided that
                such support has been received by the
                Servicer at least 30 calendar days prior to
                these dates, or such other number of days
                specified in the transaction agreements.

1122(d)(4)(xii) Any late payment penalties in connection with                                                        X
                any payment to be made on behalf of an
                obligor are paid from the Servicer's funds
                and not charged to the obligor, unless the
                late payment was due to the obligor's error
                or omission.

1122(d)(4)(xiii)Disbursements made on behalf of an obligor                                                           X
                are posted within two business days to the
                obligor's records maintained by the Servicer,
                or such other number of days specified in the
                transaction agreements.

1122(d)(4)(xiv) Delinquencies, charge-offs and uncollectible                                                         X
                accounts are recognized and recorded in
                accordance with the transaction agreements.

1122(d)(4)(xv)  Any external enhancement or other support,                                                           X
                identified in Item 1114(a)(1) through (3) or
                Item 1115 of Regulation AB, is maintained as
                set forth in the transaction agreements.



1 No transaction agreements require the Asserting Party to maintain a back-up servicer.

2 The Asserting Party performs the servicing functions described in Items
  1122(d)(3)(i)(A), (B) and (D).

3 The Asserting Party does not perform the servicing function described in Item
  1122(d)(3)(i)(C).

4 Processing and reconciling of loan level servicer remittance and payoff data.




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APPENDIX B

1. Material Instances of Noncompliance by the Asserting Party


  The following instances of non-compliance by the Asserting Party have been identified with respect to the following provisions of Regulation AB Item 1122(d):

  a. Item 1122(d)(2)(vii)(D). One reconciling item was not resolved within 90 days of its original identification. This reconciling item was resolved within 124 days of its original identification and processes and procedures are in place to provide for on-going compliance with this requirement; and

  b. Item 1122(d)(3)(ii). Prepayment fees due to investors in 16 or more securitizations subject to Reg AB were calculated incorrectly on certain loans with deferred interest, resulting in a shortfall in the distributions to those investors in an aggregate amount that is not expected to exceed $1,500,000, of which not more than $1,000,000 is expected to be attributable to incorrect calculations performed by the Asserting Party and not more than $500,000 is expected to be attributable to incorrect calculations performed by Washington Mutual Bank, an affiliate of the Asserting Party. The amounts due as the result of these miscalculations will be delivered to the applicable Trustee for distribution to the affected investors once analysis of the matter has been completed and the amounts due in the case of each securitization have been determined. Processes and procedures have been implemented and are currently being validated to provide for more accurate calculation of prepayment fees.

2. Material Instances of Noncompliance by any Vendor

NONE

3. Material Deficiencies in Asserting Party's Policies and Procedures to Monitor Vendors' Compliance


NONE